UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   January 4, 2008

Advanced Scientific Asset Holding, Inc.

 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-52629
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

5019 N. 34th Street

Arlington, VA 22207

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

703-536-2114

(ISSUER TELEPHONE NUMBER)

Skytrip Holdings, Inc.

305 Madison Avenue, Suite 1166, New York, NY 10165

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the U.S. Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT.

On January 4, 2008 (the "Effective Date"), pursuant to the terms of a Share Purchase Agreement dated December 15, 2007 (the "Agreement"), Dr. Leo H. Lin purchased 30,713,200 common shares of the Registrant from William Tay, the sole shareholder, officer and director of the Company, for an aggregate of $69,900 in cash. The total of 30,713,200 shares represented 98% of the shares of outstanding common stock of the Company at the time of transfer.  Dr. Lin used private funds to purchase the shares of the Company. As part of the acquisition, and pursuant to the Agreement, the following changes to the Company's directors and officers have occurred:

o	As of January 4, 2008 Dr. Leo H. Lin was appointed Chairman of the Board of Directors, Chief Executive Officer and President of the Company.
o	As of January 4, 2008 Shirley Louie was appointed as a Director of the Company, Chief Financial Officer and Secretary.

o

William Tay then resigned as a member of the Company's Board of Directors and as the Company's President, Chief Executive Officer, and Chief Financial Officer, Chairman of the Board and Secretary, effective January 4, 2008.

In connection with the change in control, we changed our executive offices to 5019 N. 34th Street, Arlington, Virginia 22207.  Previously a blank check company, we will change our business plan to the Trust of Scientific and Technology Asset Management, Trading of Scientific and Technological assets, the valuation of all advanced scientific and technology properties and the Scientific and Technical consultation services.

ITEM 5.02

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

William Tay resigned as a member of the Company's Board of Directors effective as of January 4, 2008. William Tay also resigned as the Company's President, Chief Executive Officer, and Chairman of the Board, effective January 4, 2008. The resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Dr. Leo H. Lin was appointed Chairman of the Board of Directors, Chief Executive Officer and President of the Company effective January 4, 2008.

Shirley Louie was appointed as a Director of the Company, Chief Financial Officer and Secretary effective January 4, 2008.

Dr. Leo H. Lin, Chairman & President

Dr. Lin, age 69, a pioneer of Intellectual Property management in Taiwan, was the Director and Manager of Asia Pacific of Intellectual Property Division of AT&T/ Lucent Tech, led the impetus to drive Technology basic laws with entrepreneurs, officials and scholars, and built Asia-Pacific Intellectual Property Association. In 1997, he established the first full scale IP Service Company, Asia-Pacific Technology and Intellectual Property Services Inc., in Taiwan.

Shirley Louie, Director & Secretary

Ms. Louie, age 59, has been the Vice Chairman of Asia Pacific Technology & Intellectual Property Services, Inc., Chief Financial Officer and Chief Operation Officer of Asia Pacific Technology & Intellectual Property Services, Inc.

ITEM 5.03

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On January 4th, 2008, the Company’s Board of Directors approved to change the name of the Company from “Skytrip Holdings, Inc.” to “Advanced Scientific Asset Holding, Inc.”  The name change was also approved by a majority shareholder vote without conducting a shareholders’ meeting as permitted by the Delaware Corporation Act.  The effective date of this amendment will take place as soon as the Company files an amendment to the Company’s Certificate of Incorporation, with the Delaware Secretary of State, and receives a notification from the State of Delaware that such change had been made in the corporate charter of the Company, and is on file with the State of Delaware.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired:
None
(b)	Pro Forma Financial Information
None
(c)	Exhibits.

10.1

Share Purchase Agreement dated as of December 15, 2007 between William Tay and Dr. Leo H. Lin. (Incorporated herein by reference to an 8-K report filed by the Company on December 27, 2007.)

1.1

Unanimous Written Consent, by the Board of Directors of the Company, appointing Dr. Leo H. Lin and Shirley Louie as additional Directors and officers of the Company, and the resignation of William Tay as Director and Officer of the Company.

1.2

Amendment to the Certificate of Incorporation of the Company to change name to Advanced Scientific Asset Holding, Inc.

1.3

Written Consent by the Shareholders of the Company to change name to Advanced Scientific Asset Holding, Inc.

1.4

Unanimous Written Consent by the Board of Directors of the Company approving name change to Advanced Scientific Asset Holding, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED SCIENTIFIC ASSET HOLDING, INC.

F/K/A Skytrip Holdings, Inc.

By:	/s/ Leo H. Lin
Dr. Leo H. Lin Chairman and President

Dated: January 4, 2008